Exhibit 10.42

                                    AGREEMENT

      This AGREEMENT, dated as of the 23d day of April, 1997 (the "Effective Date"), is made by and between Mutual Properties Stonedale L.P., a Rhode Island limited partnership having an address of One James P. Murphy Highway, West Warwick, Rhode Island 02893 ("Mutual Properties"), and MIM Corporation, a Delaware corporation having an address of 25 North Road, Peace Dale, Rhode Island 02883 ("MIMI").

                                   WITNESSETH:

      WHEREAS, Mutual Properties and MIM have on the Effective Date entered into a Lease Agreement (the "Lease Agreement") for the lease by MIM, as lessee thereunder, from Mutual Properties, as lessor, of certain space for general office and business use in the so-called Stonedale Office Building (the "Building") located at 1935 Kingstown Road, Peace Dale, Rhode Island, such space known as Suite 101 and measuring approximately 2,691 square feet in area ("Suite 101");

      WHEREAS, the Lease Agreement is to remain effective for a period of one
(1) year, with an option in MIM to renew for an additional one (1) year period;

      WHEREAS, to meet the contingency of needing additional lease space for similar use, MIM desires to obtain an option and right of first refusal with respect to other, adjacent space in the Building; and

      WHEREAS, Mutual Properties desires to grant MIM such rights subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. For such period as the Lease Agreement is in effect, and provided that MlM is not in material breach thereunder, MIM shall have an option ("Option") to lease space in the Building located on the same floor as and across the hall from Suite 101, such space known as Suite 103 and measuring approximately 1,200 square feet, as shown on Exhibit A hereto ("Suite 103"), together with the non-exclusive right to use the Common Areas (as defined in the Lease Agreement). MIM may exercise the Option by giving Mutual Properties written notice thereof in the manner and at the address specified for the giving of notice under the Lease Agreement. The parties thereupon shall promptly, but in no event later than fifteen (15) days after MIM's exercise of the Option, enter into a lease agreement for the lease of Suite 103 on the same terms and conditions as are set forth in the Lease Agreement, with such adjustments and modifications as are necessary based on the difference in leasable floor space and such other modifications as the parties shall determine. The option right set forth in this Paragraph I shall be void in the event Mutual Properties offers to lease Suite 103 to MIM pursuant to Paragraph 2 hereof, but shall
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once again be effective if MIM does not exercise its right of first refusal thereunder and Mutual Properties fails to lease the premises to an interested third party in accordance therewith.

            2. For such period as the Lease Agreement is in effect, and provided that MIM is not in material breach thereunder, MIM shall also have a right of first refusal to lease Suite 103, together with the non-exclusive right to use the Common Areas (as defined in the Lease Agreement). Prior to accepting any offer to lease Suite 103 to a third party, Mutual Properties shall first offer said premises in writing to MIM, in the manner specified for giving notice under the Lease Agreement, on the same terms and conditions (including without limitation the same monthly rental) as those which Mutual Properties is willing to accept from such third party in good faith. Such offer shall set forth all such terms and conditions. MIM shall then have fifteen (15) days from the receipt thereof to accept such offer in writing. If MIM does not accept the offer to lease during such fifteen (15) day period, the offer will be deemed rejected. If MIM rejects the offer, Mutual Properties may then lease Suite 103 to the interested third party on terms and conditions no more favorable than those offered by Mutual Properties to MIM; provided, however, that if Mutual Properties and such third party do not execute a lease for the premises within thirty (30) days of MIM's rejection of the offer to lease, MIM's Option under Paragraph 1 will once again become effective. For purposes hereof, acceptance by MIM of an offer to lease under this provision shall be deemed effective on the date such acceptance is hand delivered to Mutual Properties at the address specified for notice under the Lease Agreement or on the date such acceptance is sent by certified mail, return receipt requested, to such address.

            3. The rights and obligations of the parties under this Agreement shall be binding on and inure to the benefit of the successors and assigns thereof.

            4. This Agreement shall be governed by the laws of the State of Rhode Island without regard to its conflicts of laws provisions.

            5. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no amendment hereto or modification hereof shall be effective unless the same is in writing and signed by both parties.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

WITNESS:                                    Mutual Properties Stonedale L.P.

                                            By: STO Real Estate Inc.
                                                Its General Partner


/s/ Karena Pelosi                          By: /s/ Stephen G. Soscia Pres.
--------------------------------               --------------------------------
                                               Stephen G. Soscia
                                               Its President


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                                           MIM Corporation

/s/ James L. Lombardi                      By: /s/ Richard J. Stader
--------------------------------               --------------------------------
                                               Richard J. Stader
                                               Its Vice President


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                                    EXHIBIT A

                         [Floor diagram of lower level]